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                                                                    Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 30, 2001 incorporated by reference in World Fuel Services Corporation's Form 10-K for the year ended March 31, 2001 and to all references to our Firm included in this registration statement.

Arthur Andersen LLP


Miami, Florida,
  August 22, 2001.